Amended on February 9, 2009

FEDERAL HOME LOAN BANK OF TOPEKA
Executive Short Term Incentive Plan

1.01	Purpose	1
1.02	Administration	1
1.03	Eligibility	2
1.04	Goal Setting	3
1.05	Shareholder Safeguard	3
1.06	Timing and Form of Awards	3
1.07	Forfeiture of Awards	3
1.08	Change of Control	4
1.09	Plan Period	4
1.10	Duration of the Plan	4
1.11	Recordkeeping	5
1.12	Debts	5
1.13	Absence of Liability	5
1.14	Limitations	5
2.01	Target Awards	5
2.02	Goal Metrics	6
2.03	Performance Ranges	6
2.04	Annual Awards	7
2.05	Quarterly Awards	8

Article 1: Administration

1.01: Purpose. The purpose of the Executive Short Term Incentive Plan (“Plan”) of the Federal Home Loan Bank of Topeka (“Bank”) is to promote the mission and financial performance of the Bank by providing incentives to key employees for accomplishing annual goals that are aligned with the Bank’s mission and business objectives and approved by the Compensation Committee of the Board of Directors (“Committee”), pursuant to the terms and conditions described in Article 1.

1.02: Administration. (a) Except as otherwise noted, the Committee shall administer the Plan and shall have full authority to construe, interpret, implement, and administer the Plan.

(b) Decisions and determinations by the Committee shall be final and binding upon all participants in the Plan (“Participants”). The Committee shall have the authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan and make any other determinations that it believes necessary or advisable for the administration of the Plan.

(c) Such determinations may include, but not be limited to, the 1) metrics against which Participants’ performance will be evaluated, 2) weights assigned metrics in determining Participants’ annual awards, 3) annual threshold, target, and optimum levels of performance associated with each metric, including interim quarterly performance levels against which quarterly progress payments may be computed, 4) annual awards due Participants for their goal-related performance, 5) formula for determining the quarterly awards due Participants for their goal-related performance, 6) shareholder safeguard level of performance below which Participants may not be entitled to awards, and 7) all policy determining the ongoing administration of the Plan.

(d) The conditions subject to which any amounts may become payable under the Plan may be based upon such consideration as the Committee deems appropriate. These conditions may include, but not be limited to, the results of operations of the Bank and the terms and conditions of the elective deferred compensation plan maintained for Plan Participants.

(e) For purposes of effective and efficient Plan administration, the Committee shall delegate to the Chief Executive Officer or his designee responsibility and authority to 1) ensure that all goal metrics, metric weights, and metric performance ranges defined by threshold, target, and optimum levels of performance on the metrics are submitted to the Committee for review and approval prior to the beginning of the Plan period, 2) ensure that Plan Participants receive award summaries outlining their annual award potential under the Plan before the beginning of the Plan period, 3) compute the quarterly awards earned by Participants for their year-to-date performance against their goal metrics at the end of each quarter, subject to the terms and conditions stated herein, 4) distribute quarterly reports to the Committee showing the quarterly awards earned by Participants, 5) compute the total awards earned by Participants for their annual performance against their goal metrics by February 15 following the end of the Plan period, subject to the terms and conditions stated herein, and 6) submit the total awards earned by Participants to the Compensation Committee by March 1 following the end of the Plan period.

1.03: Eligibility. (a) The Plan establishes a participating group of employees (“Executive Group”) comprised of top executives of the Bank. The Committee, in its sole discretion, shall determine each year the identity of employees assigned to the Executive Group.

(b) The Committee may add additional persons to, and remove persons from, the Executive Group during each Plan period.

(c) A member of the Executive Group whose employment by the Bank is terminated for any reason other than death shall not participate in the Plan from the date of termination until the end of the Plan period, and shall not be eligible to receive awards or holdbacks for the quarter during which he is terminated or for subsequent quarters of that Plan period.

(d) Independent contractors are ineligible to participate in the Plan, regardless of whether they are later reclassified as common law employees.

1.04: Goal Setting. The purpose of the Plan is to promote the Bank’s mission and financial goals. Consistent with this purpose, the Committee shall delegate to the Chief Executive Officer responsibility and authority to determine in close collaboration with the Committee’s designee and any other qualified third parties the 1) goal metrics against which Participants’ performance will be evaluated, 2) weights assigned metrics in determining Participants’ total awards, and 3) annual threshold, target, and optimum levels of performance associated with each Plan metric (“Performance Range”), including interim quarterly performance levels against which quarterly progress payments may be computed. The Chief Executive Officer shall submit the metrics, metric weights, and metric performance ranges so developed to the Committee for review and approval prior to the beginning of the Plan period.

1.05: Shareholder Safeguard. The Committee shall delegate to the Chief Executive Officer responsibility and authority to determine in close collaboration with the Committee’s designee and any other qualified third parties the 1) shareholder safeguard metric that will be used to evaluate the Bank’s ability to pay awards earned under the Plan, and 2) annual threshold level of performance on the identified metric below which no awards earned under the Plan will be paid. The Chief Executive Officer shall submit the threshold measure so developed to the Committee for review and approval before the beginning of the Plan period.

1.06: Timing and Form of Awards. (a) If the Bank’s performance on the Committee-approved shareholder safeguard metric is at least equal to threshold for the Plan period, the total annual awards earned under the Plan will 1) be paid in full, in cash, by March 15 following the close of the Plan period unless deferred subject to the terms and conditions of the Bank’s Benefits Equalization Plan, the terms of which are included by reference herein, and 2) not include a vesting requirement.

(b) Subject to the terms and conditions stated herein, Participants may earn quarterly awards for year-to-date performance against Plan metrics that do not exceed, in aggregate, the awards they would otherwise be entitled to for their full Plan period performance against these same metrics. If Participants receive quarterly awards that exceed, in aggregate, the total awards they are entitled to for a full Plan period, the amount of the award excess will be 1) credited against any future awards the Participants earn in subsequent Plan periods, and 2) deducted from those quarterly awards before they are paid.

1.07: Forfeiture of Awards. (a) Notwithstanding any other provisions of the Plan, payment of any award hereunder to a Participant will, at the discretion of the Committee, be discontinued and forfeited, and the Bank will have no further obligation hereunder to such Participant if the Participant 1) is discharged from employment with the Bank for Good Cause as defined in Section 1.07(c) below; 2) engages in competition with the Bank or interferes with the business relationships of the Bank during his employment or following his termination of employment with the Bank; or 3) discloses any types of confidential information of the Bank to any third party by any means, or refuses to report to the Bank any discoveries, inventions or improvements conceived by him during the course of his employment that are in any way applicable to the business of the Bank.

(b) The Committee shall have the sole discretion with respect to the application of the provisions of this section, and such exercise of discretion shall be conclusive and binding upon all participants and all other persons.

(c) For purposes of this section, “Good Cause” shall mean a Participant’s 1) conviction of any criminal violation involving dishonesty, fraud, or breach of trust; 2) willful engagement in any misconduct in the performance of his duty that materially injures the Bank; 3) performance of any act which, if known to the stockholders of the Bank, would materially and adversely impact the business of the Bank; or 4) willful and substantial nonperformance of assigned duties, provided that such nonperformance continues more than ten (10) days after the Bank has given written notice of such nonperformance and of its intention to terminate the Participant’s employment because of such nonperformance.

1.08: Change of Control. (a) A change of control shall have occurred if (1) individuals who are members of the Board on the first day of the Plan period no longer constitute a majority of the Board; or (2) the Bank merges or consolidates with any other entity and is, itself, not a surviving entity; or (3) substantially all of the assets of the Bank have been sold, liquidated or dissolved.

(b) In the event of a change of control, the Chief Executive Officer or his designee, in close collaboration with the Committee’s designee, shall 1) evaluate the Bank’s performance against its shareholder safeguard metric from the first day of the Plan period to the date of Change of Control, 2) evaluate Participants’ year-to-date performance against all Plan metrics from the first day of the Plan period to the date of Change of Control, and 3) apply the formula for calculating final, Fourth Quarter Payouts defined under Article 2, Section 2.05(b) below to determine any final awards earned by Participants if the Bank’s shareholder safeguard has been met. The Chief Executive Officer shall submit any final awards so determined to the Compensation Committee for review and approval subject to the terms and conditions stated herein.

(c) Final awards due Participants shall be paid, in cash, within thirty (30) days of Change of Control.

1.09: Plan Period. The plan year will coincide with the Bank’s fiscal year.

1.10: Duration of the Plan. The policies and procedures described in the Plan apply to successive one-year periods beginning January 1, 2008 and ending when changed by the Committee. Participants have no vested right to receive any award or benefit under the Plan until it has actually been paid.

1.11: Recordkeeping. The books and records to be maintained for the purpose of the Plan shall be maintained by the employees of Bank at its expense, and subject to the supervision and control of the Chief Executive Officer. All expenses of administering the Plan shall be paid by the Bank.

1.12: Debts. To the extent permitted by law, the right of any participant or any beneficiary to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of the Participant or beneficiary; and any such payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

1.13: Absence of Liability. Neither the Chief Executive Officer, nor members of the Compensation Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to the Chief Executive Officer’s or Committee member’s own fraud or willful misconduct; nor shall the Bank be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of an officer or employee of the Bank.

1.14: Limitations. This Plan is not to be construed as constituting a contract of employment. The Plan does not limit or impair the right of the Bank to terminate any employee of the Bank with or without cause at any time. No person shall, because of the Plan, acquire any right to an accounting or to examine the books or the affairs of the Bank.

Article 2: Awards

2.01: Target Award. (a) Award potential under the Plan corresponds with the values of Participants’ job responsibilities in the labor market consisting of 1) All of the Federal Home Loan Banks and 2) financial service organizations in the Midwest, using the Bank’s Financial Service Asset Normalization Model to determine the appropriate asset size of financial service organizations against which to assess market job values.

(b) Award potential under the Plan also corresponds with the expected impact of Participants’ job responsibilities on the financial performance of the Bank, such that Participants in jobs that are expected to have the greatest impact are eligible for the largest awards.

(c)	Participants’ assigned impact levels and corresponding target award potential under the Plan are shown below.

Impact	Job Title	Target Award
Level		(% of Earned Base)[1]
1	Chief Executive Officer	55.0%
2	Chief Operating Officer	45.0%
2	Chief Financial Officer	45.0%
3	General Counsel	35.0%
3	Director of Member Products	35.0%

1Earned base represents the portion of participants’ annual base wage earned from the beginning of the Plan period to the end of the quarter in which an award is paid.

2.02: Goal Metrics. (a) The Plan assumes that Participants will be held accountable for metrics that 1) are measurable, 2) promote the Bank’s mission and financial goals, and 3) are consistent with Participants’ formal responsibilities.

(b) If Participants are held accountable for performance against more than one metric, each metric will be weighted to reflect its relative impact on the Bank’s mission and financial performance.

(c) Prior to the beginning of each Plan period, the Chief Executive Officer, in collaboration with the Executive Group, the Committee’s designee, and any other qualified third parties, shall 1) determine the metrics that will be used to evaluate Participants’ performance during the Plan period, 2) determine the weight assigned to each metric, and 3) submit the metrics and metric weights to the Committee for review and approval.

2.03: Performance Ranges (a) Under the Plan, Participants’ goals are more than just “points” of annual performance. Instead, Participants’ performance against a goal metric can vary within a range (“Performance Range”), from threshold, to target, to optimum performance.

(b) Within a Performance Range 1) threshold represents the lowest acceptable, or rewardable, level of annual performance against the goal metric, 2) target represents the expected level of annual performance against the goal metric, and 3) optimum represents the best attainable level of annual performance against the goal metric.

2.04: Annual Awards. (a) The annual award for achieving a particular level of annual performance against goal metrics varies depending upon its location within the goal metrics’ performance ranges. Under the Plan, the Participants may earn the following awards, expressed as a percent of their earned base, for performance that is between threshold and optimum, inclusively, on all goal metrics:

Impact	Job Title	Threshold	Target	Optimum
Level		Award	Award	Award
		(% Earned Base)[1]	(% Earned Base)[1]	(% Earned Base)[1]
1	Chief Executive Officer	27.5%	55.0%	82.5%
2	Chief Operating Officer	22.5%	45.0%	67.5%
2	Chief Financial Officer	22.5%	45.0%	67.5%
3	General Counsel	17.5%	35.0%	52.5%
3	Director of Member Products	17.5%	35.0%	52.5%

1Earned base represents the portion of participants’ annual base wage earned from the beginning of the Plan period to the end of the quarter in which an award is paid.

(b) Awards may be earned for performance anywhere within a goal metric’s performance range, from threshold to optimum. For performance between threshold and target, or between target and optimum, linear interpolation is used to ensure that the annual award earned is consistent with the annual level of performance achieved. For example, if a Participant is assigned to Impact Level 2, and his annual level of performance on a goal metric is midway between threshold and target, he would earn an annual award that is midway between threshold and target in the above table, or 33.75% of his earned base.

(c) If participants’ performance is evaluated against more than one annual goal metric, then the annual awards they earn for their performance against each metric are reduced proportionately to reflect the metric’s weight. For example, if the Participant in the example in Section 2.04(b) above achieved an annual level of performance on a goal metric that is midway between threshold and target, and the goal metric’s weight is 50%, then the Participant would earn an annual award for his performance against that metric equal to 16.88% of his earned wage, rather than 33.75%, (i.e., 50% x 33.75% = 16.88%).

(d) Consistent with Article 1, Section 1.02(e) above, the Chief Executive Officer, in close collaboration with the Committee’s designee, shall 1) compute the total annual award earned by each Participant subject to the terms and conditions stated herein by February 15 following the end of the Plan period, and 2) submit the calculated awards to the Committee for final review and approval by March 1 following the end of the Plan period.

(e) Plan Participants will not receive any awards, at any time, for performance against goal metrics that is not at least equal to the metrics’ annual threshold levels of performance or the interim quarterly performance levels against which quarterly progress payments may be computed. Alternatively, if Plan Participants’ performance exceeds their goal metrics’ annual optimum levels of performance, the Committee will review the circumstances surrounding the Participants’ above-optimum performance and reward it accordingly.

2.05: Quarterly Awards. (a) Plan participants may receive quarterly awards for year-to-date performance against their goal metrics that exceeds the metrics’ interim quarterly performance levels for the goal metric against which quarterly progress payments are computed. In aggregate, any quarterly awards Participants received for such performance may not exceed the value of the annual awards they would otherwise be entitled to.

(b) The formula for determining quarterly awards (QAs) earned for performance against a single goal’s metric during the first, second and third quarters of the Plan period is:

QA = [(Earned Base)(Award %)(Metric Weight)(100% — Holdback%)] – Previous Awards

Where: QA = Award Earned at the end of the first, second, or third quarter of the

Plan period

Earned Base = Portion of Participant’s annual base wage earned from the beginning of the Plan period to the end of the quarter in which the award is paid

Award % = Award potential resulting from year-to-date performance against the interim quarterly performance levels for the goal metric against which quarterly progress payments are computed if the metric accounted for 100% of the Participant’s award

Metric Weight = Weight assigned to the metric as a percent of the

Participant’s total award potential

Holdback % = 20%

Previous Awards = Cumulative value of awards paid during previous quarters of the Plan period for performance against the metric.

An example using this formula for determining a quarterly award is shown in Exhibit I. The formula for determining the fourth quarter, final, award earned (FA) for performance against a single goal metric during the Plan period is:

FA = [(Earned Base)(Award %)(Metric Weight)] – Previous Awards

In this formula, the 1) Final Award represents the award earned for performance during the entire Plan period, 2) holdback % is eliminated, and 3) definition of all remaining variables remains the same as defined above. An example using this formula for determining a final, fourth quarter award is shown in Exhibit I.

(c) Except as otherwise noted, within thirty (30) days following the completion of each quarter, the Chief Executive Officer shall distribute to members of the Committee a report showing the quarterly awards paid Plan Participants.

EXHIBIT I: QUARTERLY AWARDS

Quarterly Awards

The formula for determining quarterly awards (QAs) earned for performance against a single goal’s metric during the first, second, and third quarters of the Plan period is:

QA = [(Earned Base)(Award % )(Metric Weight)(100% — Holdback%)] – Previous Awards

Where: QA = Award Earned at the end of the first, second, or third quarter of the

Plan period

Earned Base = Portion of Participant’s annual base wage earned from the beginning of the Plan period to the end of the quarter in which the award is paid

Award % = Award potential resulting from year-to-date performance against the interim quarterly performance levels for the goal metric against which quarterly progress payments are computed if the metric accounted for 100% of the Participant’s award

Metric Weight = Weight assigned to the metric as a percent of the

Participant’s total award potential

Holdback % = 20%

Previous Awards = Cumulative value of awards paid for performance against this metric during previous quarters of the Plan period

For example, assume that a Plan Participant assigned to Impact Level 2 is evaluated against several metrics including the Bank’s return on class B stock, and, at the end of the second quarter of the Plan Period, the:

•	Bank’s year-to-date return on class B stock is 6.05%, midway between the target and optimum performance levels set for this goal metric,

•	Plan Participant would have an award opportunity of 56.25% of his earned base based upon the Bank’s year-to-date return on class B stock, which is midway between his total target and total optimum award opportunities, if this were the only metric he was evaluated on,

•	Goal metric is worth 50.00% of the Plan Participant’s total award opportunity,

•	Plan Participant has already been paid $200,000, and

•	Plan Participant has already received a $35,000 award at the end of the first quarter for the Bank’s performance on this metric.

In this example, the Participant would receive an award of $10,000 at the end of the second quarter for the Bank’s performance against this metric:

QA = [($200,000)(56.25%)(50%)(80%)] — $35,000

= $45,000 — $35,000

= $10,000

Final Awards

The formula for determining the fourth quarter, final, award earned (FA) for performance against a single metric during the Plan period is:

FA = [(Earned Base)(Award %)(Metric Weight)] – Previous Awards

Where: FA = Award Earned at the end of the Plan period

Earned Base = Portion of Participant’s annual base wage earned from the beginning of the Plan period to the end of the Plan period

Award % = Award potential resulting from annual performance

against the goal metric if the metric accounted for 100% of the

Participant’s award

Metric Weight = Weight assigned to the metric as a percent of the

Participant’s total award potential

Previous Awards = Cumulative value of awards paid for performance against this metric during previous quarters of the Plan period

For example, assume that a Plan Participant assigned to Impact Level 2 is evaluated against several metrics including the Bank’s return on class B stock, and, at the end of the Plan period, the:

•	Bank’s annual return on class B stock is now 5.85%, which is the annual target level performance set for this goal metric,

•	Plan Participant would have an award opportunity of 45.00% of his earned base based upon the Bank’s annual return on class B stock, which is his total target award opportunity, if this were the only metric he was evaluated on,

•	Goal metric is worth 50.00% of the Plan Participant’s total award opportunity,

•	Plan Participant has been paid $400,000 for the entire year, and

•	Plan Participant has already received a total of $75,000 in awards at the end of the first, second, and third quarters for the Bank’s performance on this metric.

In this example, the Participant would receive an award of $15,000 at the end of the year for the Bank’s full Plan period performance against this metric:

FA = [($400,000)(45.00%)(50.00%)] — $75,000

= $90,000 — $75,000

= $15,000